UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

STARSTREAM ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-186079	68-0682786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sky Park Drive
Monterey, California 93940
(Address of Principal Executive Offices)

203-661-8080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 8, 2014 (the “Effective Date”), Starstream Entertainment, Inc. (the “Company”) effected a reverse split of its issued and outstanding common stock at a ratio of one-for-three (the “Reverse Stock Split”). As a result, every three shares of the Company’s common stock that were issued and outstanding as of the Effective Date were automatically combined into one issued and outstanding share of common stock. Immediately prior to the effectiveness of the Reverse Stock Split, there were 53,712,973 shares of the Company’s common stock issued and outstanding, and immediately after the effectiveness of the Reverse Stock Split, there were 17,904,357 shares of common stock issued and outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Instead, any fractional shares were rounded up to the nearest whole share. The Reverse Stock Split affected all stockholders uniformly (except to the extent that fractional shares were rounded up) and did not change any stockholder’s percentage ownership interest in the Company in any material respect. The number of authorized shares of the Company’s common stock was not changed in connection with the Reverse Stock Split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014	Starstream Entertainment, Inc.

	By:	/s/ Kim Leadford
Name: Kim Leadford
Title: Chief Executive Officer

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